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                                                               Exhibit 23(b)

                                                April 1, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

      RE: Air Products and Chemicals, Inc. - Amendment No. 1 to Registration Statement for $300,000,000 Principal Amount of
              Medium-Term Notes, Series E
              Registration No. 333-00589

Ladies and Gentlemen:

     We refer to the above-referenced Amendment No. 1 to the Registration Statement No. 333-00589 of Air Products and Chemicals, Inc. (the "Company"), filed pursuant to the Securities Act of 1933 (the "Registration Statement"), in connection with the proposed issuance and sale of the Company of up to $300,000,000 aggregate principal amount of its Debt Securities and the prospectus included in the Registration Statement which refers to us under the caption "Legal Opinions."

     The undersigned hereby consent to the reference to us in such prospectus under the caption "Legal Opinions."

                                        Very truly yours,

                                        /s/ James H. Agger

                                        James H. Agger
                                        Vice President, General Counsel
                                        and Secretary

                                        /s/ Robert F. Gerkens

                                        Robert F. Gerkens
                                        Assistant General Counsel

                                        /s/ Cornelius P. Powell

                                        Cornelius P. Powell
                                        Vice President--Taxes